Exhibit 99.1

For more information contact:
Kevin Eichner or Frank Sanfilippo (314) 725 5500
Melissa Sturges (816) 221 7500 or Ann Marie Mayuga (314) 469 4798

ENTERPRISE FINANCIAL ANNOUNCES NEW STOCK BUYBACK PROGRAM

St. Louis, August 27, 2007. Enterprise Financial Services Corp (NASDAQ: EFSC) announced today that its Board of Directors has authorized a stock buyback of up to 5% of the Company’s 12.5 million outstanding common shares. Under this authorization, shares of common stock may be purchased from time-to-time in the open market or in privately negotiated transactions. The new authorization replaces the previous buyback program approved in 2004.

Commenting on the buyback authorization, Kevin Eichner, President and CEO, said, “This authorization, similar to the repurchase program it replaces, ensures that we have the flexibility to continually deploy our capital to create the greatest returns for Enterprise shareholders.”

Enterprise Financial operates commercial banking and wealth management businesses mostly in metropolitan St. Louis and Kansas City, with a primary focus on serving the needs of privately held businesses, their owners and other success-minded individuals.

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